EXHIBIT (viii)(d)

             NOTICE OF GUARANTEED DELIVERY FOR SHARES OF COMMON
               STOCK OF BULL & BEAR GLOBAL INCOME FUND, INC.
            SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
                    AND THE OVER-SUBSCRIPTION PRIVILEGE

                    BULL & BEAR GLOBAL INCOME FUND, INC.

         As set forth in the Fund's Prospectus dated May 5, 1998 (the "Prospectus"), under "The Offer - Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of Bull & Bear Global Income Fund, Inc. Common Stock subscribed for by exercise of Rights pursuant to the primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 p.m. New York City time, on June 10, 1998 (the "Expiration Date").* The terms and conditions of the Offer set forth in the prospectus are incorporated by reference herein. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

                         The Subscription Agent is:

                           STATE STREET BANK AND
                               TRUST COMPANY

      By Facsimile                                By First Class Mail:
      (Telecopies):                     State Street Bank and Trust Company
      (781) 794-6333                          Corporate Reorganization
  Confirm by telephone to:                        P.O. Box 9573
     (781) 794-6388                        Boston, Massachusetts 02205-9573
                                                        U.S.A.

      By Express Mail                                  By Hand:
     or Overnight Courier:                Securities Transfer & Reporting
State Street Bank and Trust Company          Services, Inc.
    Corporate Reorganization               c/o Boston EquiServe
     70 Campanelli Drive                   55 Broadway - 3rd Floor
  Braintree, Massachusetts 02184           New York, New York 10006
              U.S.A.                              U.S.A.


         DELIVERY OF THIS NOTICE TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH
                ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

         The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege to the Subscription Agent and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription Certificate to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.* The Subscription Certificate and full payment must then be delivered by the close of business on the third business day after the Expiration Date* to the Subscription Agent. Failure to do so will result in a forfeiture of the Rights.

                                                  (continued on other side)

--------
*    Unless extended by the Fund.


                                 GUARANTEE

         The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the third business day (June 15, 1998) after the Expiration Date (June 10, 1998, unless extended) of (i) a properly completed and executed Subscription Certificate and (ii) payment of the full Subscription Price for shares subscribed for on Primary Subscription and pursuant to the Over-Subscription Privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.

Number of Primary Subscription
Shares for Which You are Guaranteeing
Delivery of Rights and Payment:                     _________________

Number of Over-Subscription
Shares for Which You are Guaranteeing
Delivery of Payment:                                _________________

Number of Rights to be Delivered                    _________________

Total Subscription Price Payment
to be delivered:                                    _________________

Method of Delivery of Rights     A.  Through The Depository ("Depository")
(circle one)                     B.  Direct to the Subscription Agent

   Please note that if you are guaranteeing for Over-Subscription Shares and are a Depository participant, you must also execute and forward to The Bank of New York a Nominee Holder Over-Subscription Certification.

___________________________________    ____________________________________
       Name of Firm                            Authorized Signature

___________________________________    ____________________________________
         Address                                     Title

___________________________________    _____________________________________
        Zip Code                             Name (Please Type or Print)

_________________________________________
Name of Registered Holder (If Applicable)

_________________________________________   ________________________________
          Telephone Number                             Date

* IF THE RIGHTS ARE TO BE DELIVERED THROUGH DEPOSITORY, CALL THE
SUBSCRIPTION AGENT TO OBTAIN A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DEPOSITORY.